UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 1, 2012

DAVITA HEALTHCARE PARTNERS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14106	No. 51-0354549
(Commission File Number)	(I.R.S. Employer Identification No.)

2000 16th Street
Denver, CO 80202

(Address of Principal Executive Offices) (Zip Code)

(303) 405-2100

(Registrant’s Telephone Number, Including Area Code)

DaVita Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 1, 2012, pursuant to the Agreement and Plan of Merger, dated as of May 20, 2012, as amended on July 6, 2012 (the “Merger Agreement”) by and among DaVita Inc. (now known as “DaVita HealthCare Partners Inc.” and hereinafter referred to as the “Company”), Seismic Acquisition LLC, a California limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), HealthCare Partners Holdings, LLC, a California limited liability company (“HCP”), and Robert D. Mosher, as the Member Representative, Merger Sub merged with and into HCP, with HCP as the surviving entity (the “Merger”). As a result of the Merger, HCP became a wholly owned subsidiary of the Company. The Merger was effective as of [[•]:00 a.m.], Eastern Daylight Time, on November 1, 2012 (the “Effective Time”). In the Merger, each Class B Common Unit of HCP (“HCP Common Unit”) (whether or not subject to restriction) issued and outstanding immediately prior to the Effective Time (other than (1) HCP Common Units directly or indirectly owned by the Company, Merger Sub, or HCP and (2) dissenting units) was converted into the right to receive the merger consideration in the form of cash or stock, or a combination thereof, subject to proration and certain adjustments (including a potential reduction in the merger consideration as a result of an estimated shortfall in working capital, if any, at the time of closing and a post-closing final working capital adjustment). In addition, in the Merger, each vested and unvested option to purchase HCP Common Units (each, an “HCP Option”) that was outstanding immediately prior to the Effective Time was accelerated and became fully vested and exercisable as of immediately prior to the Effective Time and, to the extent unexercised, was cancelled, extinguished and automatically converted into the right to receive a cash payment for each HCP Common Unit subject to such HCP Option equal to the excess of (a) the merger consideration per fully diluted HCP Common Unit over (b) the per unit exercise price payable in respect of such HCP Common Unit issuable under such HCP Option. The total merger consideration paid to the holders of HCP Common Units and HCP Options was $3,660,000,000 in cash, without interest, and 9,380,312 shares of the Company’s common stock, par value $0.001 per share, subject to certain adjustments.

As of the Effective Time, the Company appointed Dr. Robert Margolis as a member of the Board of Directors of the Company (the “Board”), as a member of the Clinical Performance Committee of the Board, and as Co-Chairman of the Board. As previously disclosed, concurrent with the execution of, and as required by, the Merger Agreement, Dr. Margolis entered into an employment agreement with the Company and HCP that became effective at the Effective Time. Also as previously disclosed, concurrent with the execution of, and as required by, the Merger Agreement, the Company, on behalf of HCP, secured (1) a combined directors’ and officers’ liability and employment practices liability run-off insurance policy package and (2) run-off fiduciary liability insurance policies. The information set forth in Item 5.02 below is incorporated by reference herein.

Immediately after the Effective Time, the Company effected an additional merger solely for the purpose of changing its name from “DaVita Inc.” to “DaVita HealthCare Partners Inc.” (the “Name Change Merger”), as contemplated by the Merger Agreement. The Name Change Merger was effected pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”), and involved the merger of the Company with a newly formed wholly owned subsidiary of the Company, with the Company surviving.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

As previously disclosed, on August 24, 2012, the Company, its subsidiary guarantors and JPMorgan Chase Bank, N.A., as administrative agent, entered into an amendment to the Company’s existing senior secured credit facilities to permit additional borrowings in an aggregate principal amount of $3,000 million, comprised of a new five-year Term Loan A-3 facility in an aggregate principal amount of $1,350 million and a new seven-year Term Loan B-2 facility in an aggregate principal amount of $1,650 million.

On November 1, 2012, the Company drew down all $3,000 million available under the amended senior secured credit facilities to fund a portion of the cash merger consideration payable in the Merger, other expenses related to the Merger, the repayment of the previously outstanding Term Loan A-2 under the senior secured credit facilities and certain indebtedness of HCP, and general corporate purposes.

The new Term Loan A-3 will mature on November 1, 2017, and the new Term Loan B-2 will mature on November 1, 2019. The new Term Loans bear interest at a rate based on either LIBOR (which is, with respect to the Term Loan B-2 facility, subject to a floor of 1.00%) or ABR, plus a margin. The margin is initially 2.50% for LIBOR and 1.50% for ABR for the Term Loan A-3 and 3.00% for LIBOR and 2.00% for ABR for the Term Loan B-2. The Company paid the lenders for the Term Loan A-3 facility a closing fee in the form of original issue discount up to 0.75% of the aggregate principal amount of the loans under the Term Loan A-3. The Company paid the lenders for the Term Loan B-2 facility a closing fee in the form of original issue discount equal to 1.00% of the aggregate principal amount of the loans under the Term Loan B-2. The margin for the Term Loan A-3 is subject to leverage-based step-downs.

The new Term Loans are subject to the terms of the amended senior secured credit agreement, which contains financial and operating covenants. Financial covenants include a maximum leverage ratio, a minimum consolidated interest coverage ratio and a limitation on capital expenditures. Operating covenants include limitations on the Company’s ability to incur additional indebtedness, grant liens on assets, make significant asset dispositions and investments and pay dividends.

All obligations under the senior secured credit agreement are guaranteed by a substantial portion of the Company’s domestic subsidiaries, including HCP and certain of its subsidiaries, and secured by substantially all of the Company’s and its guarantor subsidiaries’ assets.

References to the amended senior secured credit agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the amended senior secured credit agreement included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 28, 2012 and Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 18, 2012, which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on October 4, 2012, consistent with the terms of and as required by the Merger Agreement, the Board voted to increase the size of the Board from nine to ten members, appointed Dr. Robert Margolis to fill the vacancy created by such increase, and appointed Dr. Margolis as a member of the Clinical Performance Committee of the Board, each effective as of the Effective Time. The Board also voted to approve Dr. Margolis’ appointment as Co-Chairman of the Board, to serve alongside the Board’s current Chairman, Mr. Kent Thiry, also effective as of the Effective Time.

Dr. Margolis, age 67, has been the Chairman and Chief Executive Officer of HCP since 1982 and the managing partner of HealthCare Partners Medical Group, an HCP member and a California general partnership, since he founded its predecessor entity in 1975. Dr. Margolis serves on the boards of directors of the Martin Luther King Hospital, the National Committee for Quality Assurance, the California Association of Physician Groups, and the California Hospital Medical Center, Los Angeles. Dr. Margolis also serves as a member of the Executive Management Advisory Board at UCLA’s School of Public Health, a member of the Health Care Policy Advisory Council for Harvard Medical School, and a member of the advisory board of the USC Schaeffer Center for Health Policy and Economics. Dr. Margolis previously served as the chairman of the boards of directors of the American Medical Group Association, the National Committee for Quality Assurance, and the Unified Medical Group Association. Dr. Margolis has a national reputation in the managed care industry with over 40 years of industry experience. He works extensively on issues of quality improvement, pay for performance, and access to care issues.

As previously disclosed, concurrent with the execution of, and as required by, the Merger Agreement, Dr. Margolis entered into an employment agreement with the Company and HCP that became effective at the Effective Time. The employment agreement supersedes his current employment arrangement with HCP and has a two-year term. Under the terms of the employment agreement, Dr. Margolis will continue to serve as Chief Executive Officer of HCP. He will receive an annual base salary of $600,000, subject to review for increases at the discretion of HCP and with the approval of the Company. Dr. Margolis is eligible to receive annual performance bonuses for calendar years 2012, 2013, and 2014 equal to 40% of his base salary, with an additional bonus of up to 170% of such bonus amount. Dr. Margolis will be entitled to participate in all employee benefits that are generally made available to most executives at HCP with similar levels of compensation and responsibility. Further, in the event that Dr. Margolis is terminated without “cause” (as defined in the employment agreement) by the Company, he will be entitled to receive (i) an amount equal to two times his annual base salary in effect at the time of such termination, plus (ii) an amount equal to the performance bonus paid in the year prior to his termination of employment, pro-rated for the number of months served in the year his employment is terminated. These severance payments will be paid in equal installments over 24 months, subject to HCP’s payroll practices and procedures, and are conditioned upon Dr. Margolis’s execution of a general release. Dr. Margolis is also entitled to the severance payments described above if he resigns due to a material breach of the terms of the employment agreement by the Company or HCP and HCP fails to cure such breach.

As previously disclosed, concurrent with the execution of, and as required by, the Merger Agreement, the Company, on behalf of HCP, secured (1) a combined directors’ and officers’ liability and employment practices liability run-off insurance policy package and (2) run-off fiduciary liability insurance policies, each of (1) and (2) having an effective date on the Effective Time and ending on a date that is six years after the Effective Time. One-half of the premiums for each of these policies was prepaid by each of HCP and the Company for the full six-year term of such policies.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 1, 2012, the Company changed its name to DaVita HealthCare Partners Inc. The name change was effected through a short-form merger pursuant to Section 253 of the DGCL by merging a wholly owned subsidiary of the Company with and into the Company, with the Company as the surviving corporation in the merger. Under the DGCL, the merger did not require stockholder approval and had the effect of amending the Company’s certificate of incorporation to reflect the new legal name of the Company. The merger and resulting name change do not affect the rights of the Company’s security holders. There were no other changes to the Company’s certificate of incorporation or bylaws.

A copy of the Certificate of Ownership and Merger effecting the name change, as filed with the Delaware Secretary of State on November 1, 2012, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The description of the Merger and Merger Agreement set forth in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and Amendment to the Merger Agreement, a copy of which was filed by the Company with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 21, 2012, and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 9, 2012, respectively, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 1, 2012, the Company issued a press release announcing the completion of the Merger and the change in its name pursuant to the Name Change Merger described above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The Company is furnishing the information in this Item 7.01 of this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Rule 3-05 of Regulation S-X were previously reported in the Form S-4 (File No. 333-182572), which became effective on September 27, 2012, and pursuant to General Instruction B.3 of Form 8-K are not additionally reported herein.

(b)	Pro Forma Financial Information.

The pro forma financial statements required by Article 11 of Regulation S-X were previously reported in the Form S-4 (File No. 333-182572), which became effective on September 27, 2012, and pursuant to General Instruction B.3 of Form 8-K are not additionally reported herein.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Ownership and Merger Merging DaVita Name Change, Inc. with and into DaVita Inc., as filed with Secretary of State of the State of Delaware on November 1, 2012

10.1	Agreement and Plan of Merger, dated as of May 20, 2012, by and among DaVita Inc., Seismic Acquisition LLC, HealthCare Partners Holdings, LLC, and the Member Representative (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of DaVita Inc., dated May 21, 2012)

10.2	Amendment, dated as of July 6, 2012, to the Agreement and Plan of Merger, dated as of May 20, 2012, by and among DaVita Inc., Seismic Acquisition LLC, HealthCare Partners Holdings, LLC, and the Member Representative (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of DaVita Inc., dated July 9, 2012)

99.1	Press release, dated November 1, 2012, announcing completion of the Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA HEALTHCARE PARTNERS INC.

By:	/s/ Kim M. Rivera
	Name:	Kim M. Rivera
	Title:	Chief Legal Officer and Corporate Secretary

Date: November 1, 2012

EXHIBIT INDEX

Exhibit Number	Description

Exhibit No.	Description

3.1	Certificate of Ownership and Merger Merging DaVita Name Change, Inc. with and into DaVita Inc., as filed with Secretary of State of the State of Delaware on November 1, 2012

10.1	Agreement and Plan of Merger, dated as of May 20, 2012, by and among DaVita Inc., Seismic Acquisition LLC, HealthCare Partners Holdings, LLC, and the Member Representative (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of DaVita Inc., dated May 21, 2012)

10.2	Amendment, dated as of July 6, 2012, to the Agreement and Plan of Merger, dated as of May 20, 2012, by and among DaVita Inc., Seismic Acquisition LLC, HealthCare Partners Holdings, LLC, and the Member Representative (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of DaVita Inc., dated July 9, 2012)

99.1	Press release, dated November 1, 2012, announcing completion of the Merger